Exhibit 4(b)
_____________________________________________________________________________________________

KENTUCKY UTILITIES COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee

_____________________________

Supplemental Indenture No. 5
dated as of August 1, 2016

_____________________________

Supplemental to the Indenture
dated as of October 1, 2010

_____________________________

Establishing

First Mortgage Bonds, Collateral Series 2016CCA

_____________________________________________________________________________________________

SUPPLEMENTAL INDENTURE NO. 5

SUPPLEMENTAL INDENTURE No. 5, dated as of the 1st day of August, 2016, made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation duly organized and existing under the laws of the Commonwealths of Kentucky and Virginia, having its principal corporate offices at One Quality Street, Lexington, Kentucky 40507 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262 and having its principal place of business at 225 Liberty Street, New York, New York 10281 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 5 being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 5 are hereinafter sometimes, collectively, called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto.

The Original Indenture and Supplemental Indentures No. 1, No. 2 and No. 3, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 4.

Supplemental Indenture No. 4 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto.

Pursuant to Article Three of the Original Indenture, the Company wishes to establish a series of Securities, such series of Securities to be hereinafter sometimes called “Securities of Series No. 8”.

As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 8. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 5 to establish the designation and certain terms of such series of Securities and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 5 a valid agreement of the Company, and to make the Securities of Series No. 8 valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 5 WITNESSETH, that, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the real property specifically referred to in Exhibit C attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property), as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture, as heretofore amended; and it is further mutually covenanted and agreed, for the benefit of the Holders of the Securities of Series No. 8, as follows:

ARTICLE ONE

SECURITIES OF SERIES NO. 8

SECTION 101. Creation of Series No. 8.

There is hereby created a series of Securities designated “First Mortgage Bonds, Collateral Series 2016CCA”, and the Securities of such series shall:

(a)   be issued in the aggregate principal amount of $96,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture);

(b)   be dated August 25, 2016;

(c)   have a Stated Maturity of September 1, 2042, subject to prior redemption by the Company;

(d)   have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e)   be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 201. Single Instrument.

This Supplemental Indenture No. 5 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented. As amended and supplemented by this Supplemental Indenture No. 5, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 5 shall together constitute the Indenture.

SECTION 202. Trustee.

The Trustee accepts the amendment of the Original Indenture effected by this Supplemental Indenture No. 5 upon the terms and conditions set forth in the Original Indenture, as heretofore amended and supplemented, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Original Indenture, as heretofore amended and supplemented, and as hereby amended. The Recitals of the Company contained in this Supplemental Indenture No. 5 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 5.

SECTION 203. Effect of Headings.

The Article and Section headings in this Supplemental Indenture No. 5 are for convenience only and shall not affect the construction hereof.

___________________

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 5 to be duly executed as of the day and year first written above.

KENTUCKY UTILITIES COMPANY

By:	/s/ Daniel K. Arbough
	Name:	Daniel K. Arbough
	Title:	Treasurer

ATTEST:

/s/ Gerald A. Reynolds
Name:	Gerald A. Reynolds
Title:	General Counsel, Chief Compliance Officer and Corporate Secretary

[Signature Page to Supplemental Indenture No. 5 - Kentucky Utilities Company]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Signature Page to Supplemental Indenture No. 5 - Kentucky Utilities Company]

COMMONWEALTH OF KENTUCKY	)
	)	ss.:
COUNTY OF JEFFERSON	)

On this 11th day of August, 2016, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of KENTUCKY UTILITIES COMPANY, a corporation of the Commonwealths of Kentucky and Virginia and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Betty L. Brinly
Notary Public
[Seal]

[Signature Page to Supplemental Indenture No. 5 - Kentucky Utilities Company]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this 9th day of August, 2016, before me, a notary public, the undersigned, personally appeared Francine Kincaid, who acknowledged herself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that she, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Christopher J. Traina Christopher J. Traina Notary Public – State of New York No. 01TR6297825 Qualified in Queens County Certified in New York County My Commission Expires March 03, 2018

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon
500 Ross Street, 12th Floor
Pittsburgh, Pennsylvania 15262
Attn: Corporate Trust Administration

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title	Vice President

[Signature Page to Supplemental Indenture No. 5 - Kentucky Utilities Company]

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

James J. Dimas, Senior Corporate Attorney
Kentucky Utilities Company
220 West Main Street
Louisville, Kentucky 40202

        /s/ James J. Dimas
James J. Dimas

[Signature Page to Supplemental Indenture No. 5 - Kentucky Utilities Company]

EXHIBIT A

KENTUCKY UTILITIES COMPANY
________________

Bonds Issued and Outstanding
under the Indenture
________________

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding[1]
1	October 15, 2010	1	Collateral Series 2010	October 28, 2010	$350,779,405	$350,779,405
2	November 1, 2010	2	1.625% Series due 2015	November 16, 2010	$250,000,000	None
		3	3.250% Series due 2020	November 16, 2010	$500,000,000	$500,000,000
		4	5.125% Series due 2040	November 16, 2010	$750,000,000	$750,000,000
3	November 1, 2013	5	4.65% Series due 2043	November 14, 2013	$250,000,000	$250,000,000
4	September 1, 2015	6	3.30% Series due 2025	September 28, 2015	$250,000,000	$250,000,000
		7	4.375% Series due 2045	September 28, 2015	$250,000,000	$250,000,000

1 As of August 1, 2016.

A-1

EXHIBIT B

KENTUCKY UTILITIES COMPANY
________________

Filing and Recording
of
Supplemental Indenture No. 4, dated as of September 1, 2015, to
Indenture, dated as of October 1, 2010
________________

COUNTY NAME	BOOK AND PAGE NUMBER
Adair	MB 338 P 655
Anderson	MB 545, Pg 29-48
Ballard	Mortgage Book 80, Page 105
Barren	MB 552 P 170
Bath	MB 221-100
Bell	Book/page: 331/795
Bourbon	Mortgage Book 587, Page 443
Boyle	MB 683 PG 50
Bracken	M285, PG277
Bullitt	MB 1609 P 487
Caldwell	Book 309, Page 169
Carroll	M 229, Pages: 1-20
Casey	MB 241 P 844
Christian	MB 1415, page 172
Clark	M 813, PG 475
Clay	Book 216, Pages 507-526
Crittenden	MTG Book 212, Page 304
Estill	M E 10, Page 300
Fayette	MB 8388, Page 564-584
Fleming	MB 327-547
Franklin	M 1355, Pg 229-248
Fulton	MTG No. 181, Pages 293-312
Gallatin	M219, Pages: 458-477
Garrard	MB342, page 60-79
Grayson	MB 21x, PG 643
Green	MB 298, Pg 113
Hardin	MB 2140 P 744
Harlan	MTG BK 436, PG 439
Harrison	MB 385 PG 484
Hart	MB 363 P 404
Henry	MB 334, P 15-34
Hickman	Mortgage Book 111, Page 59

B-1

Hopkins	MB 1138, page 363
Jessamine	MB 1227 page 307
Knox	MB 425 PG346
Larue	Mtg Book 343, Page 610
Laurel	MB 1102 PG142
Lee	MTG 112, Page 237
Lincoln	MB 428, PG 649
Livingston	M297, PG 698
Lyon	MB 232, Pg 540
Madison	MB1641, page 143
Marion	MB 394, PG 741
Mason	MB 426-750
McCracken	Mtg Book No. 1476, Page 681
McLean	MB 190, PG 378
Mercer	MB 619 Page 656
Montgomery	MB 516-850
Muhlenberg	MB 670, PG 33
Nelson	MB 1078 PG 107
Nicholas	MB 152-643
Ohio	MB 509, PG 366
Oldham	M2177, Pages: 640-659
Owen	M259, PG 206
Pendleton	Deed Book No. 332, Page 399-418
Pulaski	MB 1455 P 546
Robertson	MB 63 PG38
Rockcastle	Mtg Book 265, Page 173
Rowan	Book: A363 Pages 580-599
Russell	MB 377 P 110
Scott	MB 1249, page 532
Shelby	MB 986 PG 368
Taylor	M544, Page 201
Trimble	M 205, PG 363
Union	Mortgage Book 418, Page 241
Washington	Mortgage Book N. 271, Page 599
Webster	MB 325 PG 328
Whitley	MB 596 PG890
Woodford	MB 757, Page 08

B-2

EXHIBIT C

KENTUCKY UTILITIES COMPANY
____________________

REAL PROPERTY
____________________

Schedule of real property owned in fee located in the Commonwealth of Kentucky

Ballard County, Kentucky:

Tract I:

Lot #7 as shown on the Plat of Subdivision for West Kentucky Technology Park, which plat was recorded July 20, 1993, in Plat Book “F”, page 4 (now Plat Cabinet 1, Slide 154), Ballard County Clerk’s Office.

Tract II:

Lot #8 as shown on the Plat of Subdivision for West Kentucky Technology Park, which plat was recorded July 20, 1993, in Plat Book “F”, page 4 (now Plat Cabinet 1, Slide 154), Ballard County Clerk’s Office.

Tract III:

Lot #9 as shown on the Revision to Plat of Subdivision for West Kentucky Technology Park, which plat was recorded May 8, 1997, in Plat Book “F”, page 58 (now Plat Cabinet 1, Slide 208), Ballard County Clerk’s Office.

Being the same property conveyed to Kentucky Utilities Company by Deed dated December 22, 2015, of record in Deed Book 109, Page 199 in the Office of the Clerk of Ballard County, Kentucky.

C-1